Exhibit 10.2

SECOND AMENDMENT TO RIGHTS AGREEMENT

This Second Amendment (the “Amendment”), dated as of November 28, 2012, is made between ARI Network Services, Inc., a Wisconsin corporation (the “Company”), and American Stock Transfer & Trust Company, LLC (“AST”), to the Rights Agreement between the Company and AST, dated as of August 7, 2003, as amended (the “Rights Agreement”).

WITNESSETH

WHEREAS, the Company and AST previously entered into the Rights Agreement, pursuant to which AST was appointed to serve as the Rights Agent; and

WHEREAS, pursuant to Section 27 of the Rights Agreement, under circumstances set forth therein, (i) the Company may in its sole and absolute discretion supplement or amend any provision of the Rights Agreement without the approval of any holders of Rights or Common Shares, and (ii) upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of Section 27 of the Rights Agreement, the Rights Agent shall execute such supplement or amendment; and

WHEREAS, the Company has agreed to purchase, through a wholly-owned subsidiary of the Company, the assets of the Retail Services Division of Fifty Below Sales and Marketing, Inc. (the “Asset Purchase”); and

WHEREAS, in connection with the financing of the Asset Purchase, the Company has agreed to issue to Michael D. Sifen, Inc. (together with its Affiliates, “Sifen”) a Non-Negotiable Subordinated Promissory Note (the “Note”), dated as of November 28, 2012, in the principal amount of $3,500,000, and as partial consideration for advances under the Note, has agreed under the Note to issue to Sifen 440,000 Common Shares (the “Consideration Shares”) on or prior to December 4, 2012; and

WHEREAS, the Board of Directors has approved the Asset Purchase and the issuance of the Note, including the issuance of the Consideration Shares to Sifen thereunder, determined that such transactions are in the best interests of the Company and its shareholders and, in connection with such transactions, that it is in the best interests of the Company and its shareholders to amend the Rights Agreement as set forth herein; and

WHEREAS, the Company desires to amend the Rights Agreement as set forth herein and to direct AST as Rights Agent to execute this Amendment;

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.

Direction to Rights Agent.  The Company hereby directs AST, in its capacity as Rights Agent and in accordance with the terms of Section 27 of the Rights Agreement, to execute this Amendment.

Section 2.

Certification of Appropriate Officer.  The undersigned officer of the Company, being duly authorized on behalf of the Company, hereby certifies on behalf of the Company to AST that (a) he is an “appropriate officer” as such term is used in Section 27 of the Rights Agreement, and (b) this Amendment is in compliance with Section 27 of the Rights Agreement.

Section 3.

Amendments of Rights Agreement.

The Rights Agreement is hereby amended by adding a new Section 35 to the Rights Agreement, which shall read in its entirety as follows:

“SECTION 35.  CERTAIN EXCEPTIONS.

Notwithstanding anything to the contrary contained herein, (a) Sifen shall not become, or be deemed to be, an Acquiring Person, an Acquiring Person or an Affiliate or Associate of an Acquiring Person by virtue of the consummation of the Asset Purchase or the approval, execution and delivery of, the public announcement of such approval, execution and delivery, or the performance of, the Note, including the issuance of the Consideration Shares to Sifen thereunder, provided, however, that Sifen shall not become, or be deemed to be, an Acquiring Person, an Acquiring Person or an Affiliate or Associate of an Acquiring Person for only so long as Sifen has not become the Beneficial Owner of a percentage of the Common Stock then outstanding in excess of the sum of (x) the percentage of the outstanding Common Shares beneficially owned by Sifen immediately following the issuance of the Consideration Shares, and (y) 1.0%; (b) no event described under Section 11(a)(ii) or Section 13 hereof shall occur or be deemed to occur, in each case, as a result of the consummation of the Asset Purchase or the approval, execution and delivery of, the public announcement of such approval, execution and delivery, or the performance of, the Note, including the issuance of the Consideration Shares to Sifen thereunder; and (c) no Distribution Date shall occur, in each case, as a result of the consummation of the Asset Purchase or the approval, execution and delivery of, the public announcement of such approval, execution and delivery, or the performance of, the Note, including the issuance of the Consideration Shares to Sifen thereunder.”

Section 4.

Execution in Counterparts.  This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

Section 5.

Defined Terms.  Except as otherwise expressly provided herein, or unless the context otherwise requires, all terms used buy not defined herein shall have the meanings assigned to them in the Rights Agreement.

Section 6.

Governing Law.  This Amendment shall be deemed to be a contract made under the laws of the State of Wisconsin and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

ARI NETWORK SERVICES, INC.

By:

/s/ Roy W. Olivier

Roy W. Olivier, President and Chief

Executive Officer

AMERICAN STOCK TRANSFER &
TRUST COMPANY, LLC

By:

/s/ Paula Caroppoli

Paula Caroppoli

Senior Vice President

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